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                                                                    EXHIBIT 23.3


                 CONSENT OF LAROCHE PETROLEUM CONSULTANTS, LTD.


As independent reserve engineers, geologists, and geophysicists, we hereby consent to the references to our Firm's name and the filing of our Firm's reserve reports on the oil and natural gas reserves of Legacy Reserves LP as of December 31, 2005, as of June 30, 2006, and as of July 31, 2006 as Appendix C to the Registration Statement on Form S-1 and related Prospectus of Legacy Reserves LP (including any amendments thereto) for the registration of units representing limited partner interests.


                                      LAROCHE PETROLEUM CONSULTANTS, LTD.


                                      By:    /s/ Joe A. Young
                                             -----------------------------
                                      Name:  Joe A. Young
                                      Title: Senior Partner


Dallas, Texas
November 10, 2006